As filed with the Securities and Exchange Commission on January 22, 2018

Registration No. 333-189095

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

T-MOBILE US, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0836269
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12920 SE 38th Street

Bellevue, Washington 98006

(425) 378-4000

(Address of principal executive offices, including zip code)

LAYER3 TV, INC. 2013 STOCK PLAN

STOCK RESTRICTION AGREEMENTS BETWEEN LAYER3 TV, INC. AND CERTAIN EMPLOYEES

T-MOBILE US, INC. 2013 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

J. Braxton Carter

12920 SE 38th Street

Bellevue, Washington 98006

(425) 378-4000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Joel H. Trotter Latham & Watkins LLP 555 Eleventh Street, NW, Suite 1000 Washington, D.C. 20004 (202) 637-2200	Keith L. Halverstam Latham & Watkins LLP 885 Third Avenue New York, NY 10022 (212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-189095) (the “Registration Statement”) of T-Mobile US, Inc. (the “Registrant”), which was filed with the Securities and Exchange Commission on June 4, 2013. The Registration Statement registered 63,275,000 shares of the Registrant’s Common Stock, $0.00001 par value per share, to be offered pursuant to the T-Mobile US, Inc. 2013 Omnibus Incentive Plan.

On November 9, 2017, a wholly owned subsidiary of the Registrant entered into the Agreement and Plan of Merger, by and among the subsidiary of the Registrant, Layer3 TV, Inc. (“Layer3”) and certain other parties named therein (the “Merger Agreement”) pursuant to which Layer3 would become a wholly owned subsidiary of the Registrant.

The purpose of this Post-Effective Amendment No. 1 is to add to the Registration Statement the following additional plans: (i) the Layer3 TV, Inc. 2013 Stock Plan, and (ii) stock restriction agreements between Layer3 and certain employees establishing restricted shares, both of which the Registrant will assume pursuant to the Merger Agreement. No additional securities are being registered hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description of Document

3.1	Fourth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 2, 2013).

3.2	Fifth Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 2, 2013).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in its opinion filed as Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

99.1	Layer3 TV, Inc. 2013 Stock Plan.

99.2	Stock Restriction Agreement between Layer3 TV, Inc. and David M. Fellows.

99.3	Stock Restriction Agreement between Layer3 TV, Inc. and Jeffrey T. Binder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington on January 22, 2018.

T-MOBILE US, INC.

By:	/s/ J. Braxton Carter
Name:	J. Braxton Carter
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John J. Legere	President, Chief Executive Officer and Director (Principal Executive Officer)	January 22, 2018

/s/ J. Braxton Carter J. Braxton Carter	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 22, 2018

/s/ Peter Osvaldik Peter Osvaldik	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	January 22, 2018

* Timotheus Höttges	Chairman of the Board of Directors	January 22, 2018

* W. Michael Barnes	Director	January 22, 2018

Thomas Dannenfeldt	Director	January 22, 2018

* Srikant M. Datar	Director	January 22, 2018

* Lawrence H. Guffey	Director	January 22, 2018

Bruno Jacobfeuerborn	Director	January 22, 2018

* Raphael Kübler	Director	January 22, 2018

* Thorsten Langheim	Director	January 22, 2018

* Teresa A. Taylor	Director	January 22, 2018

* Kelvin R. Westbrook	Director	January 22, 2018

*	By the following, as attorney-in-fact:

/s/ J. Braxton Carter
J. Braxton Carter, attorney-in-fact